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                                                                  EXHIBIT 10.42

                              FINANCIALWARE, INC.
                         3535 EAST 96TH ST., SUITE 120
                        INDIANAPOLIS, INDIANA 46240-1411



                     MASTER SOFTWARE DISTRIBUTION AGREEMENT

DISTRIBUTOR:      Phoenix International
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    Address:      500 International Parkway
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                  Heathrow, FL  32746
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  Telephone:      (  407   )       548      -    5150
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  Facsimile:      (        )                -
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                  The provisions of the Standard Terms and Conditions and
Schedules A and B are also a part of this Agreement.


Financialware, Inc.                        Phoenix International
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                                           DISTRIBUTOR


/s/ Charles G. Myers                       /s/ Raju M. Shivdasani
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Signature                                  Signature


Charles G. Myers, President                Raju M. Shivdasani, President & COO
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Printed Name and Title                     Printed Name and Title


July 6, 1999                               June 24, 1999
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Date                                       Date

                       PLEASE SIGN AND RETURN ALL COPIES.
           DISTRIBUTOR COPY WILL BE RETURNED AFTER SIGNATURE BY FWI.


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                     MASTER SOFTWARE DISTRIBUTION AGREEMENT
                         STANDARD TERMS AND CONDITIONS

         For purposes of this Agreement, the term "FWI" shall mean Financialware, Inc., and "Distributor" shall mean the distributor identified on the Signature Page of this Agreement

         WHEREAS, FWI publishes computer software products including those FWI products ("FWI Products") and third party products ("Other Products") listed on the Signature Page, as such may be modified (collectively, the "Products"). Distributor distributes software or provides services that are complementary to the Products. FWI and Distributor desire that Distributor act as an independent, nonexclusive dealer in the Products.

         THEREFORE, the parties agree as follows:

1.       APPOINTMENT.

1.1 Scope. FWI hereby appoints Distributor, and Distributor hereby accepts such appointment, as an independent, nonexclusive dealer in the Products. In conjunction with such appointment, FWI grants to Distributor a nontransferable, nonexclusive license to demonstrate and market the Products to End-Users. "End-Users" are Distributor customers that license from FWI a Product their own use. Distribution to End-Users shall be pursuant to FWI's End-User license agreement and, in the case of the Other Products, to any requirements of the applicable third party vendors. Distributor's license does not transfer any rights in any Product to Distributor or to any End-User nor any right to sublicense.

1.2 Reserved Rights. FWI reserves the right, from time to time and in its sole discretion, (a) to increase or decrease the number of authorized distributors, (b) to distribute Products directly to independent resellers and End-Users, or (c) to change, or to add to or delete from the list of Products. In addition, FWI may from time to time impose special conditions concerning Distributor's licensing of certain Products, or change or terminate the type of service or support that FWI makes available, after giving prior written notice to Distributor; provided that Distributor's End-Users shall at all times during and after the term of this Agreement be entitled to receive the same support being provided to FWI's general customer base for the same Products, as long as they pay the appropriate fee therefor,

1.3 Export. Distributor will be solely responsible for compliance with any applicable export control laws or regulations, and payment of any tariffs or other fees that may be required in connection with distribution of any Product outside of the United States. FWI shall have no obligation under this Agreement to directly distribute any Product outside of the United States. All Products will be supported in US format only. Distributor shall be solely responsible for international returns.


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2.       PRICE.

2.1 Prices. The current FWI retail prices for the Products are as set forth on the then-current applicable FWI published price list ("FWI Price List"). The initial discount applicable to the Products is as set forth on Schedule A. FWI may change the FWI retail prices on the FWI Product Price List at any time and may change the Distributor discount at any time; provided, however, that FWI may increase the price of Product to Distributor only after giving thirty days prior notice to Distributor. Payment shall be made to FWI by Distributor pursuant to the payment policy set forth below. Distributor shall be solely responsible for establishing the price at which Products are licensed or sold to its End-Users. Discounts do not apply to Product maintenance/support or training.

2.2 Payment Terms. Full payment in U.S. dollars for Products licensed to an End User of Distributor is due and payable by Distributor to FWI within fifteen (I5) days of date of the invoice therefor, which invoice shall be sent at the time of Product shipment to Distributor or when hardware is delivered to FWI for staging. Products shall be invoiced upon an End User licensing same, and services shall be invoiced as specified in FWI's Price List. Interest shall accrue an any delinquent amounts owed by Distributor at the lesser of 1.5% per month or the maximum rate permitted by law. If any portion of Distributor's outstanding balance is aged greater than 60 days (a "Late Payment Condition"), FWI may require full or partial payment in advance. If a Late Payment Condition exists, FWI may cancel or suspend shipment of all Products to Distributor and the provision of services until the Late Payment Condition is cured.

2.3 Taxes. Distributor shall pay any taxes (other than FWI's income taxes) which may arise by virtue of its distribution of the Products, The prices set forth in this Agreement do not include any such taxes. Should any tax be assessed against FWI as a result of Distributor's distribution of the Products hereunder, Distributor agrees to pay such tax. If, pursuant to this Agreement and at the request of Distributor, FWI ships Products to a state that has a sales tax, Distributor agrees to provide FWI with appropriate documentation satisfactory to the applicable tax authorities for any claim of exemption from any sales, use, value added or other taxes, duties or similar fees which may be required upon delivery of Products or collection of payments due from Distributor. Should Distributor fail to provide adequate exemption documentation, or should any tax or levy be assessed against FWI, Distributor agrees to pay such tax or levy and indemnify FWI for any claim for such tax or levy.

3.       SUPPORT.

3.1 Technical Support. Distributor shall provide technical support to its End Users in accordance with FWI's support standards, which FWI may modify from time to time. At a minimum, Distributor shall (1) provide all assistance necessary to install the Products and (2) respond during normal business hours to End User's questions regarding operation of the Products. FWI shall provide reasonable consultation to


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         Distributor regarding questions raised by End Users that Distributor's staff cannot answer. The support shall be provided to End Users whose Product(s) are under warranty or for which the End User has remitted payment of the annual fee for the Product.

3.2 Training. Distributor shall, at its expense, participate in any Distributor training and product promotion programs which FWI may establish from time to time. Distributor shall maintain on its staff at all times the number of trained and technically proficient personnel necessary, and all hardware necessary, for Distributor to market the Products and provide installation, training and technical support to End Users.

3.3 Initial Subscription and Renewal. In connection with initial Product license sales, Distributor shall pay FWI the applicable first year maintenance cost pursuant to the FWI Product Price List, on behalf of each new End-User less 15%. Renewals of support shall be solely the responsibility of FWI and Distributor shall not have the right to sell support to End-Users other than in connection with the initial Product license sale. FWI's obligation to support any Distributor End-User shall be contingent on Distributor's provision of the appropriate End-User information to FWI pursuant to the terms of Section 4.3.

4.       ORDER AND REPORTING PROCEDURES.

4.1 Purchase Orders. Purchase orders must be submitted to FWI by Distributor in writing. All purchase orders shall be subject to acceptance by FWI and shall not be binding until the earlier of such acceptance or shipment, and, in the case of acceptance by shipment, only as to the portion of the order actually shipped.
         Order cancellations must be confirmed in writing.

4.2 Controlling Terms. This Agreement will apply to each order and the provisions of Distributor's form of purchase order will not supersede any of the terms of this Agreement.

4.3 Reporting. For each Product order filled by Distributor, and for each training contract and professional services contract entered into by Distributor, Distributor will, from the information it gathers from the End-User, inform FWI, of the date and content of the order or contract, the name, address and telephone number of the End-User(s) for whom the order was placed, the number of network users to use any Product, the number of active employees to be covered by any Product, whether each End-User has subscribed to the applicable FWI support program and such other information as FWI may reasonably request. Failure by Distributor to use its best efforts to provide the required End-User information will constitute a material breach of the terms of this Agreement subject to termination pursuant hereto.


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5.       SHIPMENT.

5.1 Shipment And Risk Of Loss. FWI will ship all Products ordered directly to the Distributor, in single or several lots, F.O.B. FWI's point of shipment. FWI will select the carrier. Distributor will be responsible for and pay all shipping and freight charges. All risk of loss of, or damage to, the Products shipped will pass to Distributor upon delivery by FWI to the carrier, freight forwarder or Distributor, whichever comes first.

5.2 Delays. Should orders for the Products exceed FWI's available inventory, FWI will allocate its available inventory and make deliveries on a basis FWI deems equitable, in its sole discretion, and without liability to Distributor on account of the method of allocation chosen or its implementation. In any event, FWI shall not be liable for any damages, direct, consequential, special, or otherwise, to Distributor or to any other person for failure to deliver or for any delay or error in delivery of the Products for any reason whatsoever.

6. RETURNS OF PRODUCT. During the term of this Agreement, Distributor may only return to FWI unopened Products (support not included) that have been superseded by a new release. Upon receipt of the returned Product FWI will exchange it for the then-current version of the same Product. Distributor will be responsible for and pay all shipping, freight and insurance charges for all Products returned to FWI and any Products to be returned to Distributor or an End-User. No other returns of Product will be honored by FWI

7. INTERFACE. Distributor shall be solely responsible for any interface between the Products and Distributor's own software products.

8.       MARKETING AND SALES.

8.1 Distributor User Solicitation. FWI and Distributor will work together in good faith to develop an announcement plan to Distributor End-Users and for conducting joint mailings into the Distributor customer base. FWI and Distributor will share equally in production and mailing cost associated with mutually agreed upon incentive programs. Distributor will handle telephone follow-up and mailing administration at no charge to FWI.

8.2 Minimum Volume Commitment. Distributor commits to generating fees to FWI in the amount of the MVC sat forth on the Signature page of this Agreement, during each annual term of this Agreement. If in any annual term Distributor fails to generate fees to FWI equal to or greater than the MVC, Distributor shall pay to FWI at the end of each annual term an amount equal to one hundred percent (100%) of the difference between actual fees paid to FWI and the MVC.

8.3 Demonstration Copies. FWI will provide Distributor with demonstration copies of each Product, free of charge, solely for use by Distributor personnel in connection with


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         performing its obligations under this Agreement. These copies may not be sold, licensed or modified.

8.4 Marketing Materials. Distributor shall purchase marketing collateral from the standard FWI Price List.

8.5 Updates and New Releases. During the term of this Agreement, FWI shall use reasonable efforts to deliver a copy of any update or new release of the Products to Distributor prior to release of such update or new release by FWI to its End Users for which FWI has received payment for an active annual support and maintenance agreement.

8.6 Account Managers. FWI and Distributor shall each designate an account manager who will be responsible for managing the sales and marketing relationship and for providing a first line of contact on such issues.

8.7 Certification. Distributor agrees that only sales people who have been adequately trained on FWI's Products may sell the Products.

9.       DURATION AND TERMINATION OF AGREEMENT.

9.1 Term. This Agreement shall begin on the date it is signed by both parties hereto, and shall continue until terminated as provided below.

9.2 Termination at Will. Either party may terminate this Agreement by providing the other party with at least ninety days prior written notice of termination.

9.3      Termination for Cause.

         a. Either party will have the right to terminate this Agreement at any time if the other party is in breach of any material term. Such termination will become effective thirty days after the nonterminating party's receipt of a notice of termination in the absence of a cure during such thirty day period.

         b. Either party will have the right to terminate this Agreement at any time if the other party (i) becomes insolvent; (ii) discontinues its business; (iii) is merged, consolidated, or sells all or substantially all of its assets; (iv) fails to pay its debts or perform its obligations in the ordinary course of business as they mature; or (v) becomes the subject of any voluntary or involuntary proceeding in bankruptcy, liquidation, dissolution, receivership, attachment or composition for the benefit of creditors. Such termination will become effective upon the nonterminating party's receipt of a notice of termination at any time after the specified event.

9.4 Orders After Termination Notice. In the event that any notice of termination of this Agreement is given, FWI will be entitled to reject all or part of any orders received


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         from Distributor after the date of such notice. Notwithstanding any credit terms made available to Distributor prior to such notice, any Products shipped thereafter shall be paid for by certified or cashier's check prior to shipment.

9.5      Effect of Termination. Upon termination or expiration of this
Agreement:

         a. The due dates of all outstanding invoices to Distributor for the Products automatically will be accelerated so they become due and payable on the effective date of termination or expiration, even if longer terms had been provided previously, All orders or portions thereof remaining unshipped as of the effective date of termination will automatically be canceled.

         b. Each party shall cease using any trademark, logo or tradename of the other and Distributor's right to market any Products shall automatically cease and terminate, unless FWI agrees otherwise.

         c. For a period of one year after the date of termination, Distributor shall make available to FWI for inspection all sales records of Distributor that pertain to Distributor's activities and compliance hereunder.

9.6 No Damages for Termination. Distributor acknowledges and agrees that Distributor has no expectation and has received no assurances that its business relationship with FWI will continue beyond the stated term of this Agreement or its earlier termination in accordance with this
         Section 9 and will make no claims against FWI for damages or expenses (including damages which may arise from the loss of prospective customers of Distributor, or expenses incurred or investments made in connection with the establishment, development, or maintenance of Distributor's business as a FWI distributor) in connection with any permitted termination.

9.7 Survival. Distributor's obligations to pay FWI all amounts due hereunder, as well as either party's obligations relating to indemnification, warranties, disclaimers of warranty, protection of proprietary rights and confidential information shall survive termination of this Agreement.

10. RELATIONSHIP OF THE PARTIES. Distributor's relationship with FWI during the term of the Agreement will be that of an independent contractor with no power to bind FWI, or to create any obligation on behalf of FWI.

11. ENTIRE AGREEMENT; MODIFICATIONS. This Agreement and Schedules A and B represent the entire agreement between Distributor and FWI with respect to their subject matter, superseding all previous communications or agreements regarding such subject matter. This Agreement may be modified only by a writing signed by the parties.


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